Exhibit 21

C=corporation; CLS=company limited by shares; GP=general partnership; LLC=limited liability company; LP=limited partnership; MC=medical corporation; NP=non-profit corporation; PC=professional corporation; ULLC=unlimited liability company

MAGELLAN HEALTH SERVICES, INC.

LIST OF SUBSIDIARIES

Entity Name:	Jurisdiction of Domicile:	Entity Type:
Care Management Resources, Inc.	Florida	C

Green Spring Health Services, Inc.(1)	Delaware	C

Subsidiaries:

Advantage Behavioral Systems, Inc.(2)	Pennsylvania	C

Subsidiary:

Resource Day Treatment Center	Pennsylvania	NP

AdvoCare of Tennessee, Inc.	Tennessee	C

Subsidiary:

Premier Holdings, Inc.	Tennessee	C

Subsidiary:

Premier Behavioral Systems of Tennessee, LLC(3)	Tennessee	LLC

Vivra, Inc.(4)	Nevada	C

Ceres Behavioral Healthcare Systems, LLC(5)	Oregon	LLC

New GPA, Inc.(6)	Delaware	C

Subsidiaries:

GPA Pennsylvania, Inc.	Pennsylvania	C

Novapsy Clinic, LLC(7)	Virginia	LLC

Green Spring of Pennsylvania, Inc.	Pennsylvania	C

(1)           Acquired by stock purchase – 51% on 12/13/95; 10% on 12/21/95; 34% on 1/29/98.

(2)           Acquired as a result of the merger of former parent, TAO, Inc. and Green Spring Health Services, Inc. on 9/30/96.

(3)           50% owned by Premier Holdings, Inc.

(4)           Acquired by stock purchase on 2/29/00 by Allied Specialty Care Services, Inc. Allied Specialty Care Services, Inc. merged into Allied Specialty Care Services, LLC on 1/24/01. Allied Specialty Care Services, LLC merged into Green Spring Health Services, Inc. on 11/30/04

(5)           97% owned by Green Spring Health Services, Inc.

(6)           Formerly known as Group Practice Affiliates, Inc.

NOTE:    The ownership interest in each non-indented entity is directly-held by Magellan Health Services, Inc.; the ownership interest in each indented entity is directly-held by the preceding non-indented entity. The percentage of ownership in each entity is 100% unless otherwise noted in a footnote.

(7)           50% owned by Group Practice Affiliates, Inc.

Magellan Behavioral of Michigan, Inc.	Michigan	C

Magellan Behavioral Health of New Jersey, LLC	New Jersey	LLC

Managed Care Services Mainstay of Central Pennsylvania, Inc.(8)	Pennsylvania	C

Maryland Health Partners, LLC(9)	Maryland	LLC

Vista Behavioral Health Plans, Inc.(10)	California	C

Magellan Behavioral Health, Inc.	Delaware	C

Subsidiaries:

Human Affairs International of California, Inc.	California	C

Magellan Behavioral Health of Colorado, Inc.	Colorado	C

Magellan Behavioral Health of Florida, Inc.	Florida	C

Magellan Behavioral Health of Ohio, Inc.	Ohio	C

Magellan Behavioral Health of Washington, Inc.	Washington	C

Magellan Behavioral Health Systems, LLC(11)	Utah	LLC

Subsidiaries:

Human Affairs International of Pennsylvania, Inc.	Pennsylvania	C

Magellan Health Services of Arizona, Inc.	Arizona	C

MBH of Puerto Rico, Inc.	Puerto Rico	C

Merit Behavioral Care Corporation(12)	Delaware	C

Subsidiaries:

AGCA, Inc.	Pennsylvania	C

Subsidiaries:

AGCA Headquarters Limited Partnership(13)	Pennsylvania	LP

AGCA New York, Inc.	New York	C

Subsidiaries:

MBC of New York, Inc., a New York	New York	C

(8)           Acquired by Green Spring Health Services, Inc. on 4/1/97.

(9)           50% owned by Green Spring Health Services, Inc.; 50% owned by CMG Health, Inc., a direct subsidiary of Merit Behavioral Care Corporation.

(10)         Acquired by Green Spring Health Services, Inc. on 1/1/98.

(11)         Acquired by Magellan Health Services, Inc. on 12/4/97 from Aetna US Healthcare, Inc. Formerly known as Human Affairs International, Inc. The stock of this company was distributed to Magellan Behavioral Health, Inc. on 12/14/01 and the corporation was converted into a limited liability company on 12/31/01 with Magellan Behavioral Health, Inc. being the sole member.

(12)         Acquired on 2/12/98 by stock purchase. The holding company, MBCH, Inc., merged into Magellan Behavioral Health, Inc. on 2/15/01, thereby transferring the ownership of Merit Behavioral Care Corporation and its subsidiaries under Magellan Behavioral Health, Inc. American Biodyne, Inc. merged into its parent, Merit Behavioral Care Corporation on 5/31/02.

(13)         15% owned by AGCA, Inc.

Independent Practice Association

U.S. IPA Providers, Inc.	New York	C

Alliance Health Systems, Inc.	Indiana	C

Arizona Biodyne, Inc.	Arizona	C

Hawaii Biodyne, Inc.	Hawaii	C

Louisiana Biodyne, Inc.	Louisiana	C

Magellan HRSC, Inc.(14)	Ohio	C

Magellan Health Services of New Mexico, Inc.	New Mexico	C

MBC Federal Programs, Inc.	Delaware	C

Merit Behavioral Care of Florida, Inc.	Florida	C

Merit Behavioral Care of Massachusetts, Inc.	Massachusetts	C

Subsidiaries:

Magellan Behavioral Health of Connecticut, LLC	Connecticut	LLC

Magellan Behavioral Health of Pennsylvania, Inc.	Pennsylvania	C

CMG Health, Inc.(15)	Maryland	C

Subsidiaries:

CMG Health of New York, Inc.	New York	C

Maryland Health Partners, LLC(16)	Maryland	LLC

Montana Community Partners, Inc.(17)	Montana	C

Continuum Behavioral Care, LLC(18)	Rhode Island	LLC

Continuum Behavioral Healthcare Corporation	Delaware	C

EMHC-MBC of New York, LLC(19)	New York	LLC

Subsidiaries:

EMHC/MBC IPA Providers of New York, LLC(20)	New York	LLC

(14)         Formerly known as Merit Behavioral Care Systems Corporation

(15)         Acquired by stock purchase on 9/11/97.

(16)         50% owned by CMG Health, Inc.; 50% owned by Green Spring Health Services, Inc.

(17)         55% owned by CMG Health, Inc.

(18)         50% owned by Merit Behavioral Care Corporation

(19)         79.8% owned by Merit Behavioral Care Corporation and 20.20%owned by US IPA Providers, Inc.

(20)         99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

EMHC-MBC Services of New York, LLC(21)	New York	LLC

Group Plan Clinic, Inc.	Texas	C

Magellan Behavioral Health Providers of Texas, Inc.	Texas	C

MBC of America, Inc.	Delaware	C

Subsidiaries:

EMHC/MBC IPA Providers of New York, LLC(22)	New York	LLC

EMHC-MBC Services of New York, LLC(23)	New York	LLC

Empire Community Delivery Systems, LLC(24)	New York	LLC

MBC Management Services of New York, LLC(25)	New York	LLC

MBC of Tennessee, LLC(26)	Tennessee	LLC

MBC/IPA Providers of New York, LLC(27)	New York	LLC

Royal Health Care, LLC(28)	New York	LLC

MBC of North Carolina, LLC	North Carolina	LLC

MBC of Tennessee, LLC(29)	Tennessee	LLC

Magellan Behavioral Care of Iowa, Inc.	Iowa	C

Merit Health Insurance Company	Illinois	C

Subsidiary:

Magellan Life Insurance Company	Delaware	C

MeritChoice Ltd.(30)	Pennsylvania	C

Merit INROADS Behavioral Health Services, LLC(31)	Delaware	LLC

Subsidiaries:

(21)         99% owned by EMHC-MBC of New York, LLC; 1% owned by MBC of America, Inc.

(22)         1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

(23)         1% owned by MBC of America, Inc.; 99% owned by EMHC-MBC of New York, LLC

(24)         16.667% owned by MBC of America, Inc.

(25)         80.2% owned by MBC of America, Inc.

(26)         MBC of America, Inc and Merit Behavioral Care Corporation serve as sole members

(27)         80.2% owned by MBC of America, Inc.

(28)         36.275% owned by MBC of America, Inc.

(29)         Merit Behavioral Care Corporation and MBC of America, Inc. serve as sole members

(30)         49.5% owned by Merit Behavioral Care Corporation

(31)         99% owned by Merit Holdings Corp.; 1% owned by Merit Behavioral Care of Illinois, Inc.

Merit INROADS Behavioral Health Services of Illinois, LLC(32)	Illinois	LLC

INROADS Behavioral Health Services of Texas, L.P.(33)	Texas	LP

PPC Group, Inc.	Delaware	C

Subsidiaries:

Merit Behavioral Care of California, Inc.	Missouri	C

P.P.C., Inc.	Missouri	C

Subsidiary:

Personal Performance Consultants of New York, Inc.	New York	C

Tennessee Behavioral Health, Inc.(34)	Tennessee	C

Magellan Behavioral Health of Texas, Inc.	Texas	C

Magellan Capital, LLC(35)	Delaware	LLC

Magellan CBHS Holdings, Inc.	Delaware	C

Subsidiaries:

The Charter Behavioral Health System of Northwest Indiana, LLC(36)	Delaware	LLC

Charter Alvarado Behavioral Health System, Inc.	California	C

Charter Bay Harbor Behavioral Health System, Inc.	Florida	C

Charter Behavioral Health System of Columbia, Inc.	Missouri	C

Charter Behavioral Health System of Dallas, Inc.	Texas	C

Charter Behavioral Health System of Delmarva, Inc.	Maryland	C

Charter Behavioral Health System at Fair Oaks, Inc.	New Jersey	C

Charter Behavioral Health System at Hidden Brook, Inc.	Maryland	C

Charter Behavioral Health System of Lafayette, Inc.	Louisiana	C

Subsidiary:

The Charter Cypress Behavioral Health System, L.L.C.(37)	Tennessee	LLC

Charter Behavioral Health System of Lake Charles, Inc.	Louisiana	C

(32)         99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation

(33)         99% owned by Merit INROADS Behavioral Health Services, LLC; 1% owned by Merit Behavioral Care Systems Corporation

(34)         Acquired as a result of a stock purchase on 3/31/99.

(35)         Formerly known as Magellan Capital, Inc. Ownership transferred from Green Spring Health Services, Inc. to Magellan Health Services, Inc.

(36)         Was 5% owned by Behavioral Health Systems of Indiana, Inc.; 95% owned by Charter Indiana BHS Holding, Inc (both subsidiaries of Magellan CBHS Holdings, Inc. which were dissolved on 9/26/02 and 9/19/02 respectively). Now 100% owned by Magellan CBHS Holdings, Inc.

(37)         50% owned by Charter Behavioral Health System of Lafayette, Inc.

Charter Behavioral Health System of Massachusetts, Inc.	Massachusetts	C

Subsidiary:

Westwood/Pembroke Health System Limited Partnership	Massachusetts	LP

Charter Behavioral Health System of Nashua, Inc.	New Hampshire	C

Charter Behavioral Health System of New Mexico, Inc.	New Mexico	C

Subsidiary:

The Charter Heights Behavioral Health System Limited Partnership(38)	Delaware	LP

Charter Behavioral Health System of Paducah, Inc.	Kentucky	C

Charter Behavioral Health System at Potomac Ridge, Inc.	Maryland	C

Charter Behavioral Health System of Toledo, Inc.	Ohio	C

Charter Centennial Peaks Behavioral Health System, Inc.	Colorado	C

Charter Fairmount Behavioral Health System, Inc.	Pennsylvania	C

Charter Fenwick Hall Behavioral Health System, Inc.	South Carolina	C

Charter Forest Behavioral Health System, Inc.	Louisiana	C

Charter Grapevine Behavioral Health System, Inc.	Texas	C

Charter Hospital of Mobile, Inc.	Alabama	C

Charter Hospital of Santa Teresa, Inc.	New Mexico	C

Charter Hospital of St. Louis, Inc.	Missouri	C

Charter Lakeside Behavioral Health Systems, Inc.	Tennessee	C

Charter Linden Oaks Behavioral Health System, Inc.	Illinois	C

Subsidiary:

Naperville Psychiatric Ventures(39)	Illinois	GP

Charter Medical - Clayton County, Inc.	Georgia	C

Charter Medical of East Valley, Inc.	Arizona	C

Charter Medical - Long Beach, Inc.	California	C

Charter Medical of Puerto Rico, Inc.	Puerto Rico	C

Charter Milwaukee Behavioral Health System, Inc.	Wisconsin	C

Charter MOB of Charlottesville, Inc.	Virginia	C

Subsidiary:

(38)         67% owned by Charter Behavioral Health System of New Mexico, Inc.

(39)         75% owned by Charter Linden Oaks Behavioral Health System, Inc.

Mental Healthsource, L.L.C.(40)	Virginia	LLC

Charter North Star Behavioral Health System, L.L.C.(41)	Tennessee	LLC

Charter Northridge Behavioral Health System, Inc.	North Carolina	C

Subsidiary:

Holly Hill/Charter Behavioral Health System, L.L.C.(42)	Tennessee	LLC

Florida Health Facilities, Inc.	Florida	C

Plymouth Insurance Company, Ltd.	Bermuda	C

Westwood/Pembroke Health System, Inc.(43)	Massachusetts	C

Magellan Financial Capital, Inc.	Nevada	C

Magellan Public Solutions, Inc.(44)	Delaware	C

Subsidiaries:

KidsCareNet of Milwaukee, LLC(45)	Wisconsin	LLC

Correctional Behavioral Solutions of Indiana, Inc.	Indiana	C

Correctional Behavioral Solutions of New Jersey, Inc.	New Jersey	C

(40)         50% owned by Charter MOB of Charlottesville, Inc. (previously 50% owned by Charter Behavioral Health System of Central Virginia,, Inc. which merged in Charter MOB of Charlottesville on 1/28/00)

(41)         57% owned by Magellan CBHS Holdings, Inc.

(42)         50% owned by Charter Northridge Behavioral Health System, Inc.

(43)         Previously Westwood/Pembroke Health System, P.C. – was converted into a corporation and stock transferred to Magellan CBHS Holdings, Inc. by shareholder Gary Henschen, M.D. on 4/28/03.

(44)         Correctional Behavioral Solutions, Inc. merged into parent on 9/17/01

(45)         50% owned by Magellan Public Solutions, Inc.